EXHIBIT 10.7

AREA DEVELOPMENT AGREEMENT FOR
BOISE, IDAHO

U-SWIRL INTERNATIONAL, INC.

AREA DEVELOPMENT AGREEMENT

Developer:    Regents Management, LLC

Date of Area Development Agreement:   6/14/10

Development Area:      Boise, Idaho

TABLE OF CONTENTS

1.	DEVELOPMENT AREA	1
2.	DEVELOPMENT FEE	2
3.	DEVELOPMENT SCHEDULE AND MANNER OF EXERCISING DEVELOPMENT RIGHTS	2
4.	TERM	4
5.	USE OF PROPRIETARY MARKS, CONFIDENTIAL INFORMATION AND THE SYSTEM	4
6.	DEFAULT AND TERMINATION	4
7.	EFFECT OF EXPIRATION OF TERMINATION	5
8.	TRANSFERABILITY	6
9.	COVENANTS OF DEVELOPER	6
10.	DISPUTE RESOLUTION	7
11.	CHOICE OF LAW	8
12.	MISCELLANEOUS	8

EXHIBITS
1.	ADDENDUM TO AREA DEVELOPMENT AGREEMENT

U-SWIRL INTERNATIONAL, INC.
AREA DEVELOPMENT AGREEMENT

           This Area Development Agreement (this “Agreement”)  is made and entered into as of the date set forth on the signature page of this Agreement (the “Effective Date”) between U-Swirl International, Inc., a Nevada corporation, located at 1075 American Pacific, Suite C, Henderson, Nevada 89074 (“USI”); and   Regents Management, LLC    , a limited liability company  , located at   6800 Evans Creek Dr., Reno, NV  89519     (“Developer”).

RECITALS

           A.           USI and its predecessor have created for use in the operation of U-Swirl Frozen Yogurt stores (“U-Swirl Stores”) a distinctive interior design, trade dress, décor, and color scheme; uniform methods of operation and equipment specifications; procedures for quality control; training and ongoing assistance; and advertising and promotional programs; all of which may be changed, improved, and further developed by USI from time to time.  These stores do business under the trade name “U-SWIRL FROZEN YOGURTSM” and other trademarks, service marks, logos, insignias, domain names, trade names, and trade dress owned by USI, which are collectively referred to in this Agreement as the “Proprietary Marks.”  All of the knowledge, experience, processes, methods, specifications, techniques, Proprietary Marks and other intellectual property, software, and information of USI available for use in the operation of the business subject to this Agreement are referred to in this Agreement as the “System.”  Much of the information related to the components of the System constitutes trade secrets of USI.

           B.           USI owns and will grant, or has granted, franchises to others for the operation of U-Swirl Stores using the System.

           C.           Developer understands and recognizes that (1) the developments and properties of USI as recited above are of considerable value; and (2) it is of importance to USI and all of its Developers to maintain the development of the System in a uniform and distinctive manner, allowing Developer and all other area developers of USI to enjoy a public image and reputation greatly in excess of that which any single area developer could establish.

           D.           Developer acknowledges the benefits to be derived from being identified with the System, and also recognizes the value of the Proprietary Marks and the continued uniformity of the System to Developer, USI, and other U-Swirl Developers.

           E.           Developer desires to develop and operate multiple U-Swirl Stores within a defined area.

AGREEMENT

1.    Development Area

           a.           Subject to the terms and conditions of this Agreement, USI grants to Developer the right to establish U-Swirl Stores in the exclusive development area (the “Development Area”) specified in the Addendum to this Agreement (the “Addendum”), which is attached to this Agreement as Exhibit 1 and incorporated herein by reference.  Developer accepts this grant

AREA DEVELOPMENT AGREEMENT – PAGE 1

and undertakes the obligation to develop and operate the U-Swirl Stores using the System and in compliance with USI’s standards.   U-Swirl Stores in existence in the Development Area as of the Effective Date of this Agreement, if any, are excluded from Developer’s exclusive Development Area.

           b.           During the term of this Agreement, and provided that Developer is in full compliance with this Agreement and any other agreements entered into by Developer and USI, USI will not establish, or grant a franchise to a third party to establish, any U-Swirl Stores in the Development Area.

           c.           Each U-Swirl Store will be established and operated pursuant to a separate Franchise Agreement to be entered into between the parties.  In this Agreement, the term “Franchise Agreement” means the then-current form of Franchise Agreement used by USI for granting franchises to franchisees, including area developers.

           d.           This Agreement is not a franchise agreement and USI does not grant Developer any franchise rights or other similar rights to use the Proprietary Marks or System under this Agreement.  Developer has no right to license or subfranchise others to use the Proprietary Marks or the System, or to enter into any agreement with any third party granting that party any rights with respect to the Proprietary Marks or System.

2.    Development Fee

           a.           In consideration of the rights granted to Developer in this Agreement, Developer shall pay to USI, concurrently with its execution of this Agreement, an initial fee in the amount set forth in the Addendum (the “Development Fee”), which fee includes the initial franchise fee for the first U-Swirl Store to be developed under this Agreement.  The Development Fee is fully earned upon execution of this Agreement and is non-refundable.

           b.           The initial franchise fee for the second and each subsequent U-Swirl Store franchise is payable at the time of the execution of the Franchise Agreement for that U-Swirl Store franchise, as further specified below.

3.    Development Schedule and Manner of Exercising Development Rights

           a.           Developer will be bound by and must strictly follow the schedule for developing and opening the U-Swirl Stores set forth in the Addendum (the “Development Schedule”).  Time is of the essence.  Each year during the term of this Agreement, Developer must exercise its development rights, enter into one or more Franchise Agreements with USI (as applicable) for the number of U-Swirl Stores specified under the Development Schedule, and open at least the minimum number the stores in the year specified; or if Developer has opened more than the minimum number of U-Swirl Stores in any prior year, open at least the minimum number of U-Swirl Stores in the year specified as necessary to meet the requirement in the Development Schedule for the cumulative number of U-Swirl Stores required to be open and operational at the end of the applicable year.  At least the first Franchise Agreement under this Agreement will be entered into by Developer, and Developer must own and operate the franchise(s) and the U-Swirl Store(s) under that Franchise Agreement or those Agreements.  Subject to the conditions below in this Agreement, other Franchise Agreements under this Agreement may be entered into by a subsidiary of Developer, provided that the subsidiary of Developer is a

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business entity owned at least fifty-one percent (51%) by Developer, and that subsidiary of Developer must own and operate the franchise(s) and the U-Swirl Store(s) under the Franchise Agreement(s).  If Developer does not comply with the Development Schedule, USI may reduce the size of the Development Area, reduce the term of this Agreement, or terminate this Agreement (as specified below), at its sole determination.

           b.           Developer must submit a separate application for each franchise to be granted for each U-Swirl Store to be established within the Development Area.  The application will include the proposed location for the U-Swirl Store within the Development Area and such other information as required by USI.  After receipt of Developer’s application for a franchise, USI will decide whether to approve Developer’s application based on Developer meeting USI’s then-current standards for franchisees and the proposed location for the U-Swirl Store being acceptable to USI; and if the franchise will be owned by a subsidiary of Developer, approval of the application will also be subject to USI’s approval of the owner(s) of the remaining up to 49% of the proposed franchisee entity.  Developer agrees to cooperate with, and furnish to, USI such information as it may request to make this determination.

           c.           References to Developer below in this Section 3 are deemed to be to Developer and/or to Developer’s subsidiary(ies), as applicable.  References to Developer in other Sections below in this Agreement are deemed to be to Developer and/or to Developer’s subsidiary(ies), as applicable; provided, however, that the development rights granted by this Agreement are exclusive to Developer, and not rights of any subsidiary of Developer, other than as permitted (in the case of ownership and operation of individual franchises) in this Section 3.

           d.           Subject to the approval by USI, as specified above, Developer must execute the then-current form of Franchise Agreement for the particular U-Swirl Store and pay the reduced initial franchise fee (which applies only to the second and subsequent franchises granted under this Agreement), as specified in the Addendum.  Developer understands and agrees that USI is obligated to furnish to Developer an “Opening Team” (as that term is defined in the Franchise Agreement) only for the first U-Swirl Store developed under this Agreement.  USI will execute a Franchise Agreement with Developer only if: (1) USI approves Developer as meeting its then-current standards for franchisees and USI approves of the proposed location for the U-Swirl Store, or the parties agree on another location; (2) Developer is in compliance with all requirements and obligations of this Agreement and all other agreements between USI and Developer, including all of its Franchise Agreements; and (3) Developer pays to USI the applicable initial franchise fee.

           e.           Developer agrees that it will not enter into any binding commitments related to any U-Swirl Store subsequent to the first U-Swirl Store, including any lease or purchase agreement for the premises or any equipment to be used in the store, until the application of Developer for that store has been approved by USI.

           f.           Developer understands and agrees that its rights and obligations with respect to each U-Swirl Store and franchise developed under this Agreement will be as set forth in the Franchise Agreement for that particular U-Swirl Store and franchise.

           g.           On the day Developer opens each U-Swirl Store for business, Developer shall notify USI of the date.  Within thirty (30) days of the end of each Development Year (as defined below), Developer shall furnish such reports and information to USI as USI deems necessary to

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ascertain Developer’s compliance with the Development Schedule.

4.    Term

           a.           Unless sooner terminated in accordance with Section 6 of this Agreement, the term of this Agreement and all rights granted to Developer will begin on the Effective Date of this Agreement and expire at the end of the last Development Year specified in the Development Schedule.

           b.           In this Agreement, a “Development Year” is defined as follows:  The first Development Year begins on the Effective Date of this Agreement and ends on the same day (the “Anniversary Date”) of the following year, and each subsequent Development Year begins the day after the end of the prior Development Year and ends on the Anniversary Date of the following year.

5.    Use of Proprietary Marks, Confidential Information, and the System

           Notwithstanding any provision to the contrary under this Agreement, Developer understands and agrees that this Agreement does not grant Developer any right to use the Proprietary Marks, any of USI’s trade secrets or other confidential Information, or any other component of the System.  Further, Developer understands and agrees that this Agreement does not grant Developer any right to any trademark, copyright, or patent that USI now owns or may later own.  Developer’s license to use the Proprietary Marks, any of USI’s trade secrets or other confidential information, any of USI’s copyrighted or other proprietary information, and any of USI’s other intellectual property (collectively, the “Intellectual Property”) is granted only under the individual Franchise Agreements.  Developer understands and agrees that Developer will not, even through the Franchise Agreements, acquire any ownership of any of the Intellectual Property.

6.    Default and Termination

           a.           Developer may terminate this Agreement for any reason upon written notice to USI.

           b.           USI may terminate this Agreement upon written notice to Developer if any of the following events occur:

                      1.           Developer becomes insolvent or is adjudicated a bankrupt; or any action is taken by Developer, or by others against Developer, under any insolvency, bankruptcy, or reorganization act, (this provision may not be enforceable under federal bankruptcy law, 11 U.S.C. §§ 101 et seq.); or Developer makes an assignment for the benefit of creditors or a receiver is appointed by Developer.

                      2.           Developer is convicted of a felony, a crime involving moral turpitude, or any crime or offense that is reasonably likely, in the sole opinion of USI, to materially and unfavorably affect the System, the Proprietary Marks, and/or the associated goodwill and reputation thereof.

                      3.           Developer has received one or more notices of default from USI during

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the term of this Agreement, which have not been cured by Developer in a timely mannor.

                      4.           Developer sells, transfers, or otherwise assigns this Agreement, or any of the rights granted to Developer under this Agreement, without complying with the provisions of transfer in this Agreement.

                      5.           Developer or any officer, director, shareholder, limited liability company manager or member, partner, or other owner of Developer (as applicable) becomes subject to U.S. Executive Order 13224.

                      6.           Developer breaches any of the terms of any Franchise Agreement or other agreement between Developer and USI or any affiliate of USI (if any), and the breach is incurable or Developer fails to cure the breach within the term period specified in the Franchise Agreement or other agreement.

           c.           USI may terminate this Agreement upon written notice to Developer if Developer fails to strictly comply with the Development Schedule and Developer fails to cure the breach within ninety (90) days after USI delivers notice to Developer specifying the breach.

           d.           USI may terminate this Agreement upon written notice to Developer if Developer is in breach of this Agreement other than as specified above in this Section 6 and Developer fails to cure the breach within thirty (30) days after USI delivers notice to Developer specifying the breach.

           e.           No right or remedy in this Agreement conferred upon or reserved by USI is exclusive of any other right or remedy provided or permitted by law or equity.

7.    Effect of Expiration of Termination

           Upon expiration or termination of this Agreement for any reason, all of the following apply:

           a.           All rights granted to Developer under this Agreement automatically terminate.

           b.           Developer is not entitled to any refund of any portion of the Development Fee.

           c.           Developer will have no right to establish or operate any U-Swirl Store for which a Franchise Agreement has not been executed by USI, or to require USI to execute any Franchise Agreement.

           d.           Developer must immediately cease to operate its developer business under this Agreement, and must not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former developer of USI.

           e.           Except as permitted under the terms of a Franchise Agreement then in effect and not being terminated with this Agreement, if any, Developer shall immediately and permanently cease to use, by advertising or in any other manner whatsoever, the Proprietary Marks and any trade name, trademark, trade dress, or service mark that is similar to any of the Proprietary Marks; any trade secrets or other confidential information of USI; and any other

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component of the System.  Without limiting the generality of the foregoing, Developer shall cease to use all signs, advertising materials, stationery, forms, and any other articles that contain any of the Proprietary Marks.

           f.           Developer shall comply with the covenant of noncompetition in this Agreement and the covenants of confidentiality and noncompetition contained in any Franchise Agreement entered into by Developer.

           g.           USI may itself establish, or grant area developer rights and/or individual franchises for the establishment of, U-Swirl Stores in any location other than within an exclusive territory granted to Developer under a currently-effective Franchise Agreement between the parties, if any.

           h.           All obligations that expressly or by their nature survive the expiration or termination of this Agreement will continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied or by their nature expire.

8.    Transferability

           a.           USI has the right to transfer this Agreement to any person or entity that agrees to assume its obligations under this Agreement.

           b.           This Agreement is entered into by USI with specific reliance upon Developer’s personal experience, skills, and managerial and financial qualifications.  Consequently, this Agreement, and Developer’s rights and obligations under it, are and will remain personal to Developer and Developer must not consent to or undertake a Transfer, as defined below, without the prior written consent of USI, which consent can be withheld in USI’s sole determination.  As used in this Agreement, the term “Transfer” means any sale, assignment, gift, pledge, mortgage or any other encumbrance, transfer by bankruptcy, transfer by judicial order, merger, consolidation, share exchange, or transfer by operation of law or otherwise, whether direct or indirect, voluntary or involuntary, of this Agreement or any interest in it, or any rights or obligations arising under it, or of any material portion of Developer’s assets or ownerships interests.

9.    Covenants of Developer

           a.           Developer covenants that, except with USI’s prior written approval, during the term of this Agreement and for a period of two (2) years after the expiration or termination of this Agreement for any reason, including a transfer of this Agreement, it will not engage in any business In Competition with any U-Swirl Store.  The provisions of this Agreement bind Developer in any capacity, including as a franchisor, franchisee, sole proprietor, officer, director, partner, limited liability company manager or member, stockholder or employee.  For purposes of this provision, “In Competition” means the franchising or operation of a business similar to a U-Swirl Store (including any business offering yogurt or other frozen desert products for sale) within a geographical area consisting of:  (1) during the term of this Agreement, anywhere else; and (2) after termination of this Agreement, a three (3) mile radius from the location of any U-Swirl Store.  The term “U-Swirl Store” includes not only the stores now in existence, but also those established at a later date.  The term of this covenant will be extended by any time consumed in litigation or arbitration to enforce it, in both trial and appellate courts, if

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applicable.

           b.           During the term of this Agreement, and for a period of two (2) years after its expiration or termination for any reason, Developer shall not divert or attempt to divert any business, customers, or potential customers of the System to any competitor, by direct or indirect inducement or otherwise.  In addition, Developer shall not at any time do or perform any act, directly or indirectly, which harms the goodwill or reputation of the System.

           c.           If a court or arbitrator of competent jurisdiction determines that restrictions in Section 9.a or Section 9.b above are excessive in time, geographic scope, or otherwise, the court or arbitrator may reduce the restriction to the level that provides the maximum restriction allowed by law.

           d.           The covenants above are binding on Developer’s officers, directors, shareholders, limited liability company members and managers, partners, successors, assigns, heirs, and personal representatives (as applicable).

           e.           In addition to the foregoing covenants, Developer will be bound by and must comply with the covenants contained in each Franchise Agreement executed by Developer.

10.    Dispute Resolution

           a.           Except for actions brought that are related to or based on the Proprietary Marks or Section 9 of this Agreement, all disputes between USI, its subsidiaries and affiliated companies or their shareholders, officers, directors, limited liability company members or managers, partners, agents, and employees, as applicable (collectively “USI Claimants”), and Developer or its employees, officers, directors, limited liability company members or managers, partners, guarantors, or Principal Operators, as applicable (collectively “Developer Claimants”), arising out of or related to this Agreement or the System will be submitted for arbitration to the Las Vegas, Nevada office of the of the American Arbitration Association (the “AAA”) on demand of either party.  The arbitration proceedings will be heard by one arbitrator, and will be conducted in accordance with the then-current Commercial Arbitration Rules of the AAA.  Any party may apply to the arbitrator for reasonable discovery from the other.  In this Agreement, “reasonable discovery” means a party may submit no more than ten interrogatories, including subparts, 25 requests for admission, 25 document requests, and three depositions per side.  The arbitration will be conducted in the English language.  The arbitrators will control the scheduling so as to process the matter expeditiously.  The parties may submit written briefs.  The times specified in this Section may be extended upon agreement of the parties or by the arbitrator upon a showing of good cause.  The award rendered by arbitration will be final, binding, and a non-appealable judgment, and the award may be entered in any court of competent jurisdiction.  This Section 10 will continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

           b.           Notwithstanding the language above, if the action is based on a separate agreement between USI and Developer (such as a lease or promissory note), the dispute resolution provision in that agreement will control, rather than this Section 10.

           c.           The arbitrator will have the right to award or include in his or her award any relief that he or she deems proper in the circumstances, including without limitation, money damages

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(with interest on unpaid amounts from the due date), specific performance, and injunctive relief; but not special, consequential, punitive, or exemplary damages.

           d.           USI and Developer agree that arbitration will be conducted on an individual basis only.  Neither party will commence any arbitration with a third party against the other, or join with any third party in any arbitration involving USI and Developer.  Further, neither USI nor Developer will attempt to consolidate or otherwise combine in any manner an arbitration proceeding involving USI and Developer with another arbitration of any kind, nor will USI or Developer attempt to certify a class or participate as a party in a class action against the other.  Notwithstanding the foregoing, if Developer controls, is controlled by, or is in active concert with another Developer or Franchisee of USI, or if there is a guarantor of some or all of Developer’s obligations to USI, then the joinder of those parties to any arbitration between USI and Developer will be permitted; and in all events, the joinder of an owner, director, officer, limited liability company member or manager, partner, or other representative or agent of USI or Developer will be permitted.

           e.           If either party violates the terms of this Section 10, the other party will be entitled to seek injunctive relief in a court of law of proper jurisdiction in accordance with Section 10.f of this Agreement.

           f.           Any and all court proceedings arising from matters not subject to arbitration under the terms of this Agreement will be brought only in the state and federal courts located in Nevada; and USI and Developer consent to the exercise of jurisdiction by such courts. The parties agree that all disputes submitted to the court pursuant to this Agreement will be tried to the court sitting without a jury, subject to state law.

           g.           No punitive or exemplary damages will be awarded against either USI or Developer, or any affiliates of either of them, in any proceeding arising under this Agreement, and all claims to such damages are waived.

11.    Choice of Law

           Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. Sections 1051 et seq.) or other federal law, this Agreement will be interpreted under the laws of the State of Nevada.

12.    Miscellaneous

           a.           Independent Contractors.  The relationship between USI and Developer is that of independent contractors.  Developer is in no way to be deemed a partner, joint venturer, agent, employee, or servant of USI.  Developer has no authority to bind USI to any contractual obligation or incur any liability for or on behalf of USI.  Developer shall identify itself as an independent developer in all dealings with customers, contractors, suppliers, public officials, employees, and others.

           b.           Severability.  If any of the terms, conditions, or provisions of this Agreement violate or contravene the laws of any state, territory, or country, those terms, conditions, or provision(s) will be deemed not a part of this Agreement, and the remainder of the Agreement will remain in full force and effect.

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           c.           Costs and Attorneys' Fees.  The prevailing party in any action arising out of, or related to, this Agreement (including an action to compel arbitration) is entitled to recover all of its costs and expenses incurred in the action, including reasonable accounting, expert witness, attorneys’, and arbitrator’s fees, and costs of collecting monies owed, in addition to all other amounts and damages awarded.  If both parties are awarded a judgment in any dollar amount, the court or arbitrator, as applicable, will determine the prevailing party taking into consideration the merits of the claims asserted by each party, the amount of the judgment received by each party, and the relative equities between the parties.

           d.           Injunctive Relief.  The parties agree that they have the right in the proper case to seek temporary or preliminary injunctive relief.  The parties agree that they will not be required to post a bond to obtain any injunctive relief and that the only remedy if an injunction is entered will be the dissolution of such injunction.

           e.           No Guarantee of Developer’s Success.  Developer acknowledges that USI has made no guarantees concerning the success of businesses that may be operated by Developer under the terms of this Agreement.

           f.           Notices.

                      1.           All notices specified by this Agreement or required by law must be in writing and given by personal delivery, courier, or sent by certified mail, return receipt requested, to USI or Developer at the address set forth at the beginning of this Agreement, or to such other address(es) as the parties may designate in writing prior to the giving of any notice.  Notices to Developer may also be given at the residence of Developer (if an individual), or at the residence of the principal shareholder(s), partner(s), or member(s) of Developer (if a business entity); and if USI does not have another currently effective address for Developer, notices may be given at the location of any U-Swirl Store owned or operated by Developer.  Notices will be deemed to be “delivered” when actually left in the custody of an adult agent, employee, or resident at a place of business or residence if given by personal delivery or courier; or if given by certified mail, three (3) days after being deposited with the U.S. Postal Service with proper address and postage paid; unless delivery is refused or the party does not retrieve the notice after notification by the Postal Service or courier, in which case the notice is effective upon the first attempted personal delivery, mailing, or deposit with a courier service (as applicable).

                      2.           Developer shall provide USI with a current business and/or residential address (in accordance with the preceding paragraph) other than the address of a U-Swirl Store owned by Developer.  Developer must provide USI with updated information whenever changes occur, so that USI always has a current address for Developer.

           g.           Binding Effect.  All the terms and provisions of this Agreement will be binding upon and inure to the benefit of the successors and assigns of the parties.  However, nothing in this paragraph may be construed as consent by USI to the assignment or transfer of this Agreement or any rights by Developer.

           h.           Waiver.  The failure of either party to insist upon the strict performance of any term, covenant, or condition contained in this Agreement will not constitute or be construed as a waiver or relinquishment of that party’s rights to enforce thereafter any such term, covenant, or condition; and it will continue in full force and effect.

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           i.           Entire Agreement.  This Agreement, including its Exhibits, constitutes the entire agreement of the parties related to its subject matter (into which all prior negotiations, commitments, representations, and undertakings with respect to its subject matter are merged).  No oral or other written understandings or agreements exist between the parties relating to the subject matter of this Agreement, except for the Franchise Agreement(s) referenced in this Agreement.  In entering into this Agreement, Developer agrees that it did not rely on any promises, representations, or agreements not expressly contained in this Agreement.   Notwithstanding the language above, nothing in this Agreement or any related agreement between USI and Developer is intended to disclaim the representations USI made in the Franchise Disclosure Document USI provided to Developer (or in the last Franchise Disclosure Document before this Agreement was signed by Developer, if more than one was provided by USI), unless Developer voluntarily waived any representations.

           j.           Modifications.  Any modification to this Agreement must be in writing and signed by all of the parties to this Agreement.

           k.           Number, Table of Contents, and Captions.  Words in the singular number include the plural when the sense requires (and vice-versa). The Table of Contents and the captions are inserted only for convenience and are not a part of this Agreement or a limitation or expansion of the scope of the particular paragraph to which each refers.

           l.           Nature of Liability.  If Developer consists of two or more persons, whatever the form of business entity through which the persons control Developer, then all these persons will be jointly and severally liable under the provisions of this Agreement.

           m.           Acknowledgement; Representations.

                      1.           DEVELOPER, OR ITS PRINCIPAL REPRESENTATIVES IF DEVELOPER IS AN ENTITY (“YOU” OR “YOUR”), REPRESENT THAT YOU HAVE CONDUCTED AN INDEPENDENT INVESTIGATION OF THE DEVELOPER BUSINESS THAT IS THE SUBJECT OF THIS AGREEMENT (THE “DEVELOPER BUSINESS”), AND YOU HAVE BEEN AFFORDED THE OPPORTUNITY TO ASK QUESTIONS AND REVIEW MATERIALS THAT YOU DEEM RELEVANT IN MAKING THE DECISION TO ENTER INTO THIS AGREEMENT.

                      2.           YOU AND EACH AND EVERY SIGNER OF THIS AGREEMENT SEVERALLY REPRESENTS AND WARRANTS THAT YOU HAVE RECEIVED A COPY OF
USI'S FRANCHISE DISCLOSURE DOCUMENT, WHICH INCLUDED A COPY OF THE FORM OF THIS AGREEMENT, AND YOU HAD THE OPPORTUNITY TO SUBMIT IT FOR PROFESSIONAL REVIEW AND ADVICE OF YOUR CHOOSING PRIOR TO FREELY EXECUTING THIS AGREEMENT.

                      3.           YOU ACKNOWLEDGE THAT YOU HAVE BEEN ADVISED TO RECEIVE ADVICE OF LEGAL COUNSEL AS TO ALL MATTERS RELATING TO THE DUE DILIGENCE REVIEW OF THE DEVELOPER BUSINESS, INCLUDING THE REVIEW OF THE FRANCHISE DISCLOSURE DOCUMENT AND THIS AGREEMENT.

                      4.           YOU ACKNOWLEDGE THAT NO ASSURANCE OR WARRANTY,

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EXPRESSED OR IMPLIED, HAS BEEN GIVEN TO YOU AS TO THE POTENTIAL SUCCESS OF THIS BUSINESS VENTURE OR THE EARNINGS LIKELY TO BE ACHIEVED.

                      5.           YOU ACKNOWLEDGE THAT NO STATEMENT, REPRESENTATION, OR OTHER ACT, EVENT, OR COMMUNICATION, EXCEPT AS SET FORTH IN THIS AGREEMENT OR A FRANCHISE AGREEMENT BETWEEN DEVELOPER AND USI, IS BINDING ON USI IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, AND THAT THIS AGREEMENT SUPERSEDES ANY AND ALL OTHER AGREEMENTS (OTHER THAN A FRANCHISE AGREEMENT BETWEEN DEVELOPER AND USI) AND REPRESENTATIONS CONCERNING THE DEVELOPER BUSINESS.  NOTWITHSTANDING THE LANGUAGE ABOVE, NOTHING IN THIS AGREEMENT OR ANY RELATED AGREEMENT BETWEEN USI AND DEVELOPER IS INTENDED TO DISCLAIM THE REPRESENTATIONS USI MADE IN THE FRANCHISE DISCLOSURE DOCUMENT USI PROVIDED TO DEVELOPER (OR IN THE LAST FRANCHISE DISCLOSURE DOCUMENT BEFORE THIS AGREEMENT WAS SIGNED BY DEVELOPER, IF MORE THAN ONE WAS PROVIDED BY USI), UNLESS DEVELOPER VOLUNTARILY WAIVED ANY REPRESENTATIONS.

                      6.           YOU REPRESENT THAT ALL FINANCIAL AND OTHER INFORMATION THAT DEVELOPER HAS PROVIDED TO USI IN CONNECTION WITH DEVELOPER’S APPLICATION FOR THE BUSINESS CONTEMPLATED BY THIS AGREEMENT IS TRUE AND ACCURATE.

[Remainder of Page Intentionally Left Blank]

AREA DEVELOPMENT AGREEMENT - PAGE 11

                      7.           YOU REPRESENT THAT NEITHER DEVELOPER NOR ANY OF ITS OFFICERS, DIRECTORS, LIMITED LIABILITY COMPANY MANAGERS OR MEMBERS, PARTNERS, SHAREHOLDERS, OR OTHER OWNERS (AS APPLICABLE) ARE SUBJECT TO U.S. EXECUTIVE ORDER 13224; AND THAT EACH INDIVIDUAL IS A UNITED STATES CITIZEN OR A LAWFUL RESIDENT ALIEN OF THE UNITED STATES.

           This Agreement is made effective as of the  14   day of   June    , 20 10 .

U-Swirl International, Inc.	Developer: Regents Management LLC
By: /s/ Ulderico Conte	By: /s/ Russell Foulk
Ulderico Conte Print Name	Print Name
Title: V.P. Franchise Agreement	Title: President

OR (if one or more individuals):	_________________________________
Print Name:________________________
_________________________________

Print Name: _______________________
S.S.N. or E.I.N of Developer:
_________________________________
_________________________________

AREA DEVELOPMENT AGREEMENT – PAGE 12

EXHIBIT 1
ADDENDUM TO AREA DEVELOPMENT AGREEMENT

           This is an Addendum to the Area Development Agreement dated as of the date set forth on the signature page (the “Agreement”), by and between U-Swirl International, Inc. (“USI”) and the undersigned developer (“Developer”).  This Addendum supplements the terms of the Agreement and in the event of a conflict in terms between the Agreement and this Addendum, the terms of this Addendum are controlling.

           The parties agree as follows:

           1.           Description of Development Area.  The Development Area, referred to in Section 1.a of the Agreement is the geographical area described as follows: Boise USA.

           2.           Development Fee.  The Development Fee to be paid by Developer to USI, referred to in Section 2.a of the Agreement, is $ 25,000  , which includes the initial franchise fee for the Franchise Agreement for the first U-Swirl Store and franchise granted under this Agreement.  The Development Fee will be paid in full upon execution of the Agreement, and is nonrefundable.

           3.           Development Schedule.  The Development Schedule, referred to in Section 3.a of the Agreement, is as follows:

Development Year	Number of U-Swirl Stores to be Opened During Current Development Year	Cumulative number of U-Swirl Stores Required to be Open and Operational As of the End of the Current Development Year
1	1	1
2	1	2
3	n/a	n/a
4	n/a	n/a
5	n/a	n/a

For purposes of determining compliance with the Development Schedule above, only the U-Swirl Stores actually owed by Developer and in operation in the Development Area as of the end of each Development Year will be counted toward the number of U-Swirl Stores required to be open for business and operational during the applicable year.

[Remainder of Page Intentionally Left Blank]

           4.           Initial Franchise Fee for Second and Subsequent Franchises.  The initial franchise fee payable under each Franchise Agreement for the second and each subsequent U-Swirl Store and franchise granted under this Agreement, as referenced in Section 3.c of the Agreement, is $ 10,000.00   .

           5.           Capitalized Terms.  Capitalized terms not defined in this Addendum have the meaning ascribed to them in the Agreement.

           Dated, this        day of                            , 20      .

U-Swirl International, Inc.	Developer: Regents Management LLC
By: /s/ Ulderico Conte	By: /s/ Russell Foulk
Ulderico Conte Print Name	Print Name
Title: V.P. Franchise Agreement	Title: President

OR (if one or more individuals):	_________________________________
Print Name:________________________
_________________________________

Print Name: _______________________